SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES  EXCHANGE ACT OF 1934

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RADIO ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

301-306-1111

April 25, 2003

Dear Fellow Stockholder:

You are cordially invited to attend the 2003 annual meeting of stockholders of Radio One, Inc. (“Radio One”), to be held on Tuesday, June 5, 2003 at 9:30 a.m. local time, at the Hay Adams Hotel, 800 16th Street, NW, Washington, D.C.

At this meeting you will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also enclosed are Radio One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and a proxy card.

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. After reading the attached proxy statement, please sign, date, and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.

Your cooperation in promptly returning your completed proxy is greatly appreciated. We look forward to seeing you at the annual meeting.

Sincerely,

Alfred C. Liggins, III

Chief Executive Officer

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

301-306-1111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2003

NOTICE IS HEREBY GIVEN that the 2003 annual meeting of stockholders (the “Meeting”) of RADIO ONE, INC., a Delaware corporation (the “Company”) will be held on June 5, 2003 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16th Street, NW, Washington, D.C. to consider and act upon the following matters:

(1)	The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2004 annual meeting of stockholders or until their successors are duly elected and qualified.

(2)	The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2004 annual meeting of stockholders or until their successors are duly elected and qualified.

(3)	The ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2003.

(4)	The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3 TO BE PRESENTED AT THE ANNUAL MEETING.

Only Class A and Class B stockholders of record at the close of business on April 16, 2003 will be entitled to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder, for any reason germane to the Meeting, during ordinary business hours during the ten days prior to the Meeting at the Company’s offices at 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706. If you wish to view the list of stockholders, please contact Linda J. Eckard Vilardo, the Company’s Assistant Secretary, at (301) 306-1111.

We hope that you will be able to attend the Meeting in person. However, whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card promptly to ensure that your shares are represented at the Meeting. If you do attend the Meeting, you may revoke your proxy if you wish to vote in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Meeting.

By order of the Board of Directors

Linda J. Eckard Vilardo

Assistant Secretary

Dated: April 25, 2003

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2003

The annual meeting of stockholders of Radio One, Inc. will be held on June 5, 2003 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16th Street, NW, Washington, D.C.

Unless the context requires otherwise, all references in this proxy statement to “Radio One,” “we,” “us,” “our” and similar terms, refer to Radio One, Inc. and its consolidated subsidiaries.

ABOUT THIS PROXY STATEMENT

Our board of directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). This proxy statement and a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002 are first being mailed on or about April 25, 2003 to stockholders of record at the close of business on April 16, 2003.

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. We will bear the costs of preparing and mailing the proxy materials to record holders such as brokerage houses and other custodians, nominees and fiduciaries, for their forwarding of the proxy materials to the beneficial owners on whose behalf they hold shares. Upon request, we will also reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to the beneficial owners.

Only stockholders of record of Class A and Class B common stock at the close of business on April 16, 2003, the record date, will be entitled to vote at the meeting. As of the record date, there were 22,399,297 shares of Class A common stock and 2,867,463 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

In this proxy statement, we summarize information that we are required to provide to you under Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares.

HOW YOU CAN VOTE

If you are a stockholder of record of our Class A or Class B common stock as of the close of business on April 16, 2003, you may vote your shares:

By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•	Proxies received from the holders of Class A common stock will be voted FOR all of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•	Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

(i)	All of the other nominees for director;

(ii)	Ratification of the appointment of Ernst & Young LLP as independent auditor for Radio One for the 2003 fiscal year; and

(iii)	At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

In Person: You may attend the annual meeting and vote in person.

REVOCATION OF YOUR PROXY

You may revoke your proxy before it is voted at the meeting if you:

•	send a written notice of revocation dated after the proxy date to our Assistant Secretary;

•	send our Assistant Secretary a later dated proxy for the same share of common stock; or

•	attend the annual meeting AND vote in person there.

The address of our Assistant Secretary is 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706, Attention: Linda J. Eckard Vilardo, Assistant Secretary.

THE PROPOSALS

At the meeting, our stockholders will be asked to:

(1)	elect Brian W. McNeill and Terry L. Jones as Class A directors to serve until the 2004 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

(2)	elect Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2004 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

(3)	ratify the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2003 (Proposal 3); and

(4)	transact such other business as may properly come before the meeting or any adjournment thereof.

No matters other than those referred to above are presently scheduled to be considered at the meeting. Pursuant to our amended and restated bylaws, any proposal presented to a meeting of the stockholders must be approved (with certain exceptions) by the vote of a majority of the votes cast by the stockholders entitled to vote at the meeting, and, as a result, abstentions will have the same effect as a vote against such proposal, whereas broker non-votes will have no effect on the voting.

VOTING SECURITIES

Our amended and restated certificate of incorporation provides that each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. At the close of business on April 16, 2003, there were 22,399,297 outstanding shares of our Class A common stock and 2,867,463 outstanding shares of our Class B common stock. Accordingly, a total of 51,073,927 votes may be cast at the meeting. All shares of Class A and Class B common stock represented at the meeting by properly executed proxies received prior to the vote at the meeting, unless previously revoked, will be voted in accordance with the instructions indicated thereon. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Abstentions may be specified on each proposal. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Shares represented by a proxy as to which there is a broker non–vote will not be counted toward the calculation of a majority of votes and thus will have no effect on the outcome of the voting. (A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.)

QUORUM AND REQUIRED VOTES

A quorum of stockholders is necessary to take action at the meeting. A quorum exists when the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a matter to be acted upon at the meeting are present in person or by proxy. Abstentions and instructions to withhold voting authority, but not broker non–votes, are counted as present for purposes of determining whether there is a quorum. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting is announced at the meeting at which the adjournment was taken. At the adjourned meeting, Radio One may transact any business which might have been transacted at the original meeting.

If a quorum is present at the meeting:

•	the affirmative vote of a majority of the votes cast by the holders of Class A common stock will be necessary for the approval and adoption of the proposal to elect Terry L. Jones and Brian W. McNeill as Class A directors; and

•	the affirmative vote of a majority of the votes cast by all holders of Class A common stock and Class B common stock will be necessary for the approval and adoption of the proposals for (i) the election of the remaining director nominees and (ii) the ratification of the appointment of the independent auditors.

Abstentions will be counted as votes against each proposal. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

VOTING SHARES COMMITTED

We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to 1,257,578 shares of Class A common stock and 2,861,843 shares of Class B common stock (representing approximately 58.5% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 9, 2003 by:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•	each of the executive officers named in the Summary Compensation Table;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Catherine L. Hughes (1)(2)(3)(4)(7) c/o Radio One 5900 Princess Garden Parkway, 8th Floor Lanham, Maryland 20706	1,000	*	851,536	29.7%	3,121,048	99.6%	8,022,168	10.5%
Alfred C. Liggins, III(1)(2)(5)(6)(7) c/o Radio One 5900 Princess Garden Parkway, 8th Floor Lanham, Maryland 20706	37,936	*	2,010,307	70.1	3,121,048	99.6	11,788,582	15.5
Scott R. Royster(8) c/o Radio One 5900 Princess Garden Parkway, 8th Floor Lanham, Maryland 20706	391,364	1.8%	—	—	—	—	716,551	*
Linda J. Eckard Vilardo(9) c/o Radio One 5900 Princess Garden Parkway, 8th Floor Lanham, Maryland 20706	32,077	*	—	—	—	—	314,154	*
Mary Catherine Sneed c/o Radio One 5900 Princess Garden Parkway, 8th Floor Lanham, Maryland 20706	230,922	1.0	—	—	—	—	3,000	*
Terry L. Jones(10) c/o Syncom Capital Corporation 8401 Colesville Road, Suite 300 Silver Spring, MD 20910	577,318	2.6	—	—	—	—	1,172,011	1.5
Brian W. McNeill(11) c/o Burr, Egan, Deleage & Co. One Post Office Square Boston, MA 02109	26,434	*	—	—	—	—	85,810	*
L. Ross Love(12) c/o Blue Chip Broadcasting, Inc. 1821 Summit Road, Suite 401 Cincinnati, OH 45237	250	*	—	—	—	—	1,750,206	2.3
D. Geoffrey Armstrong(13) c/o 310 Partners 600 Congress Ave., Suite 1400 Austin, TX 78701	10,000	*	—	—	—	—	4,375	*
Ronald E. Blaylock c/o Blaylock & Partners, L.P. 609 Fifth Avenue, 12th Floor New York, New York 10017	—	—	—	—	—	—	—	—
FMR Corp.(14) 82 Devonshire Street Boston, MA 02109	2,601,535	11.6	—	—	—	—	—	—
Ariel Capital Management, Inc.(14) 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	—	—	—	—	—	—	2,586,831	5.1

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
The TCW Group, Inc.(14) 865 South Figueroa St.Los Angeles, CA 90017	1,504,986	6.7%	—	—	—	—	—	—
Delaware Management Holdings(14) 2005 Market Street Philadelphia, PA 19103	2,020,400	9.3	—	—	—	—	—	—
All Directors and Named Executives as a group (10 persons)	1,307,301	5.8	2,861,843	99.8	3,121,048	99.6	17,614,761	23.1%

*	Less than 1%
(1)	The 3,121,048 shares of Class C common stock and 6,242,096 shares of Class D common stock are held by Hughes-Liggins Family Partners, L.P., the limited partners of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(2)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.
(3)	The shares of Class B common stock and 1,528,072 shares of Class D common stock are held by the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary).
(4)	Includes 250,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(5)	The shares of Class B common stock and 3,845,614 shares of Class D common stock are held by the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary).
(6)	Includes 125,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(7)	As of April 9, 2003 the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 18.7% and 56.1%, respectively.
(8)	Includes 18,646 shares of Class A common stock and 37,292 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(9)	Includes 31,077 shares of Class A common stock and 60,154 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(10)	Includes 49,557 shares of Class A common stock and 6,714 shares of Class D common stock held by Mr. Jones, 300 shares of Class A common stock and 600 shares of Class D common stock held by each of Mr. Jones’ three daughters, and 526,861 shares of Class A common stock and 1,134,122 shares of Class D common stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of Class A and Class D common stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership of such shares. Also includes 29,375 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(11)	Includes 29,375 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.

(12)	Includes 500 shares of Class D common stock held by Mr. Love, 1,557,368 shares held by LRL Trading, L.L.C., 115,439 shares held by LRC Love Limited Partnership and 28,045 shares held by the Love Family Limited Partnership. Mr. Love has a controlling interest in LRL Trading, L.L.C., LRC Love Limited Partnership and Love Family Limited Partnership. He may be deemed to be the beneficial owner of the shares held by those entities by virtue of his affiliation. Also includes 44,479 shares held by Mr. Love’s spouse. Mr. Love disclaims beneficial ownership of those shares. Also includes 4,375 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(13)	Consists of 4,375 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2003.
(14)	The information in this table with respect to FMR Corp., Ariel Capital Management, Inc., The TCW Group, Inc. and Delaware Business Management Trust is based on filings on Schedule 13G.

NO APPRAISAL RIGHTS

Under the General Corporation Law of the State of Delaware, stockholders of Radio One do not have appraisal rights in connection with the proposals upon which a vote is scheduled to be taken at the meeting.

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS

(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2003 annual meeting to serve until the 2004 annual meeting. The two nominees are Brian W. McNeill and Terry L. Jones. Each of them is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the two nominees must receive the affirmative vote of a majority of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the board of directors. The table below contains certain biographical information about the nominees for Class A director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF

THE PERSONS NOMINATED FOR CLASS A DIRECTOR IN PROPOSAL 1.

Nominees For Class A Director

Terry L. Jones

Director since 1995

Age: 56

Mr. Jones has been a director of Radio One since 1995. Since 1990, Mr. Jones has been President of Syndicated Communications, Inc., a communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital Corporation. He joined Syndicated Communications, Inc. in 1978 as a Vice President. Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syndicated Communications, Inc. He also serves on the board of directors of Delta Capital Corporation, Sun Delta Capital Access Center, Cyber Digital Inc. and the Southern African Enterprise Development Fund. Mr. Jones earned his B.S. degree from Trinity College, his M.S. from George Washington University and his M.B.A. from Harvard Business School.

Brian W. McNeill

Director since 1995

Age: 47

Mr. McNeill has been a director of Radio One since 1995. Mr. McNeill is a founder and the Managing General Partner of Alta Communications, which was founded in 1996 as the successor firm to Burr, Egan, Deleage & Co., a private equity firm specializing in the telecommunications industry. Mr. McNeill joined Burr, Egan in 1986. From 1979 to 1986, he worked at the Bank of Boston where he started and managed that institution’s broadcast lending group. He currently serves as a director of Acme Communications, Inc., a publicly held company, and Next Media Group, LLC. Mr. McNeill is a graduate of Holy Cross College and earned an M.B.A. from the Amos Tuck School at Dartmouth College.

PROPOSAL 2—ELECTION OF OTHER DIRECTORS

Five other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting to serve until the 2004 annual meeting. The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. All five nominees are incumbent directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the five persons nominated for director must receive the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. The table below contains certain biographical information about the nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

EACH OF THE PERSONS NOMINATED IN PROPOSAL 2.

Nominees for Other Director

Catherine L. Hughes

Chairperson of the Board and

Secretary Director since 1980

Age: 55

Ms. Hughes has been Chairperson of the Board of Directors and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is also the mother of Mr. Liggins, Radio One’s Chief Executive Officer, President, Treasurer and director.

Alfred C. Liggins, III

Chief Executive Officer,

President and Treasurer

Director since 1989

Age: 38

Mr. Liggins has been Chief Executive Officer of Radio One since 1997, and President, Treasurer and a director of Radio One since 1989. Mr. Liggins joined Radio One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One’s Washington, D.C. operations. After becoming President, Mr. Liggins engineered Radio One’s expansion into other markets. Mr. Liggins is a graduate of the Wharton School of Business/Executive M.B.A. Program. Mr. Liggins is the son of Ms. Hughes, Radio One’s Chairperson and Secretary.

D. Geoffrey Armstrong

Director since 2001

Age: 45

Mr. Armstrong became a director of Radio One in June 2001. Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.

L. Ross Love

Director since 2001

Age: 56

Mr. Love became a director of Radio One in June 2001. Mr. Love is currently the President and Chief Executive Officer of Blue Chip Enterprises, LLC, which owns and operates J&M Precision Machining, a manufacturer of power train components for the automotive industry in Blanchester, Ohio. Previously, Mr. Love was the President and Chief Executive Officer of Blue Chip Broadcasting, Inc., which was acquired by Radio One in August 2001. Mr. Love founded Blue Chip in 1995, growing the company to 19 stations in six markets. Prior to founding Blue Chip, Mr. Love had a 28-year career at Procter & Gamble, serving the last 10 years as Vice President, Advertising for P&G Worldwide.

Ronald E. Blaylock

Director since 2002

Age: 43

Mr. Blaylock became a director of Radio One in May 2002. Mr. Blaylock is the Founder, Chairman and Chief Executive Officer of Blaylock & Partners, L.P., an investment banking firm. Mr. Blaylock held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Partners in 1993. Mr. Blaylock is also a director of the W.R. Berkley Corporation, a publicly held company.

Executive Officers

In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer, President and Treasurer, is included above in the section “Nominees for Other Director.”

Scott R. Royster

Executive Vice President

and Chief Financial Officer

Age: 38

Mr. Royster has been Executive Vice President of Radio One since 1997 and Chief Financial Officer of Radio One since 1996. Prior to joining Radio One, he served as an independent consultant to Radio One. From 1995 to 1996, Mr. Royster was a principal at TSG Capital Group, LLC, a private equity investment firm located in Stamford, Connecticut, which became an investor in Radio One in 1987. Mr. Royster has also served as an associate and later a principal at Capital Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts. Mr. Royster is a graduate of Duke University and Harvard Business School.

Mary Catherine Sneed

Chief Operating Officer

Age: 51

Ms. Sneed has been Chief Operating Officer of Radio One since January 1998. Prior to assuming her current position, Ms. Sneed was the general manager of Radio One of Atlanta, Inc. a Radio One affiliate. Prior to joining Radio One of Atlanta in 1995, she held various positions with Summit Broadcasting, including Executive Vice President of the Radio Division, and Vice President of Operations from 1992 to 1995. Ms. Sneed is a graduate of Auburn University.

Linda J. Eckard Vilardo

Vice President, Assistant

Secretary and General Counsel

Age: 45

Ms. Vilardo has been General Counsel of Radio One since January 1998, Assistant Secretary of Radio One since April 1999, and Vice President of Radio One since February 2001. Prior to joining Radio One as General Counsel, Ms. Vilardo represented Radio One as outside counsel from July 1995 until assuming her current position. Ms. Vilardo was a partner in the Washington, D.C. office of Davis Wright Tremaine LLP from August 1997 to December 1997. Prior to joining Davis Wright Tremaine LLP, Ms. Vilardo was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded in April 1992. Ms. Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow. Ms. Vilardo is admitted to the District of Columbia Bar and the Bar of the United States Supreme Court.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Radio One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of our common stock and other equity securities. On the basis of reports and representations submitted by Radio One’s directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for the fiscal year ended December 31, 2002 were timely made.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Presently, there are seven members of the board of directors, five of whom are neither officers nor employees of Radio One. The board held 10 meetings during 2002. Each director attended more than 75% of the aggregate number of meetings of the board and committees thereof.

The board has adopted certain standing committees, including an audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee consists of D. Geoffrey Armstrong, Ronald E. Blaylock and L. Ross Love, all of whom satisfy the requirements for audit committee membership under the listing standards of the Nasdaq Stock Market. Messrs. Armstrong and Blaylock are independent, as that term is defined in Rule 4200(a)(14) of the NASD Marketplace Rules. Because Mr. Love was President and CEO of Blue Chip Broadcasting, Inc. (“Blue Chip”), which was acquired by Radio One in August 2001, Mr. Love does not meet this requirement. However, as permitted by NASD rules, our board of directors has determined that Mr. Love’s membership on the audit committee is required by the best interests of Radio One and its stockholders. Mr. Love has not been an officer or employee of Blue Chip since its acquisition by Radio One. In reaching its determination, our board of directors considered Mr. Love’s substantial experience with financial accounting and internal controls in the radio broadcast industry, which he obtained as President and CEO of Blue Chip. Mr. Love founded Blue Chip in 1995 and oversaw the expansion of the company to 19 stations in six markets before it was acquired by Radio One. As President and CEO, Mr. Love gained valuable experience overseeing the strategy, operations and financial accounting of a rapidly growing radio broadcast company.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One, and as part of this responsibility the audit committee:

•	selects our independent auditors;

•	reviews the services performed by the independent auditors, including non-audit services, if any;

•	reviews the scope and results of the annual audit;

•	reviews the adequacy of the system of internal accounting controls;

•	reviews and discusses the financial statements and accounting policies with management and the independent auditors;

•	reviews the performance and fees of the independent auditor;

•	reviews the independence of the auditors;

•	reviews the audit committee charter annually; and

•	reviews related party transactions, if any.

The audit committee held six meetings during 2002. Radio One’s board of directors has adopted a written charter for the audit committee.

Report of the Audit Committee

The committee has reviewed and discussed with management of Radio One and Ernst & Young LLP, the independent auditor of Radio One, the audited financial statements of Radio One for the year ended December 31, 2002. In addition, the committee has discussed with Ernst & Young LLP the matters required by Codification of Statements on Auditing Standards No. 61.

The committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and the committee has discussed with that firm its independence from Radio One. The committee has also discussed with management of Radio One and the independent auditor such other matters and received such assurances from them as required by the Securities and Exchange Commission and as we deemed appropriate.

Management is responsible for Radio One’s internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of Radio One’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the audited financial statements, and relying thereon, the committee has recommended to Radio One’s board of directors the inclusion of the financial statements referred to above in Radio One’s Annual Report on Form 10-K for the year ended December 31, 2002.

Respectfully submitted,

Audit Committee

D. Geoffrey Armstrong

L. Ross Love

Ronald E. Blaylock

Compensation Committee

Our compensation committee consists of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. The functions of the compensation committee include:

•	reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock option grants;

•	establishing and reviewing policies regarding executive officer perquisites; and

•	performing such other duties as shall from time to time be delegated by the board.

The compensation committee held three meetings during 2002.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The nominating committee is responsible for the recommendation of the criteria for selection of board members and assisting the board in identifying candidates. The nominating committee will accept names of candidates recommended by stockholders to the nominating committee for consideration as possible nominees to the board of directors. Stockholders should submit any such recommendations to our Assistant Secretary. The nominating committee held three meetings during 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

Our non-officer directors are reimbursed for all out-of-pocket expenses related to meetings attended. During 2002, our directors received no compensation for service as directors of Radio One. Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

Compensation of Executive Officers

The following information relates to compensation of our Chief Executive Officer and each of our other four most highly compensated executive officers (the “Named Executives”) for the fiscal years ending December 31, 2002, 2001, and 2000 (as applicable):

Summary Compensation Table

				Long-Term Compensation Awards
Name and Principal Positions	Year	Salary	Bonus	Restricted Stock Awards	Securities Underlying Options		All Other Compensation(2)
Catherine L. Hughes	2002	$399,000	$200,000	—	—		—
Chairperson of the Board of	2001	325,000	125,000	—	500,000		—
Directors and Secretary	2000	250,000	200,000	—	—		—

Alfred C. Liggins, III	2002	$500,000	$600,000	—	—		—
Chief Executive Officer, President,	2001	$500,000	475,000	—	250,000		—
Treasurer and Director	2000	300,000	300,000	—	—		—

Scott R. Royster	2002	$375,000	$180,000	—	—		—
Executive Vice President and	2001	325,000	100,000	—	—		—
Chief Financial Officer	2000	300,000	125,000	—	37,292	(1)	—

Mary Catherine Sneed	2002	$375,000	$180,000	—	—		—
Chief Operating Officer	2001	300,000	100,000	—	500,000		—
	2000	220,000	175,000	—	—		—

Linda J. Eckard Vilardo	2002	$275,000	$180,000	—	—		—
Vice President, Assistant	2001	220,000	90,000	—	—		—
Secretary and General Counsel	2000	200,000	95,000	—	62,154	(1)	—

(1)	On June 6, 2000, we issued a stock dividend, payable to all holders of Radio One’s Class A, Class B and Class C common stock, of two shares of Radio One’s Class D common stock for each share of Class A, Class B and Class C common stock held by such holders as of May 30, 2000. Pursuant to the provisions of the 1999 Stock Option and Restricted Stock Grant Plan, the shares underlying the options previously granted were adjusted accordingly to reflect the Class D dividend. Accordingly, the shares included as 2000 option grants for Scott R. Royster and Linda J. Eckard Vilardo reflect the adjustment for the dividend.
(2)	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer and, therefore, is not required to be disclosed pursuant to the rules of the Commission.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End				Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercisable		Unexercisable		Exercisable		Unexercisable
	Class A	Class D	Class A	Class D	Class A	Class D	Class A	Class D
Catherine L. Hughes	—	125,000	—	375,000	—	$108,438	—	$325,313
Alfred C. Liggins, III.	—	62,500	—	187,500	—	$54,219	—	$162,656
Scott R. Royster	18,646	37,292	—	—	$127,539	$235,685	—	—
Mary Catherine Sneed	—	—	—	500,000	—	—	—	$433,750
Linda J. Eckard Vilardo	31,077	62,154	—	—	$212,567	$380,173	—	—

Employment Agreements

Scott R. Royster Employment Agreement.    Effective as of October 18, 2000, we entered into an amended and restated employment agreement with Mr. Royster pursuant to which his employment term was extended through October 17, 2005, with an optional five year extension upon mutual agreement of the parties. Pursuant to the terms of the employment agreement, Mr. Royster serves as our Chief Financial Officer and Executive Vice President and received an annual base salary of $300,000 for 2000, which is subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. If Mr. Royster remains employed by Radio One through and including December 31, 2004, he will receive a retention bonus of $750,000, and if he is employed on October 18, 2010, he will receive an additional retention bonus in the amount of $7.0 million. In connection with the employment agreement, Mr. Royster agreed to purchase from us and we agreed to sell to him 333,334 unregistered shares of Class A common stock and 666,666 unregistered shares of Class D common stock, each for a purchase price of $7.00 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Royster. Under the terms of the employment agreement, Mr. Royster also received from us an interest free loan in the amount of $750,000 due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster’s employment. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Royster’s employment is terminated.

Linda J. Eckard Vilardo Employment Agreement.    Effective as of October 31, 2000, we entered into an amended and restated employment agreement with Ms. Vilardo pursuant to which her employment term was extended through October 31, 2004, with an optional four year extension upon mutual agreement of the parties. Pursuant to the terms of the employment agreement, Ms. Vilardo serves as our General Counsel, Assistant Secretary and Vice President and received an annual base salary of $220,000 for 2000, which is subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. If Ms. Vilardo remains employed by Radio One through and including October 31, 2008, she will receive a retention bonus of approximately $2.0 million. In connection with the employment agreement, Ms. Vilardo agreed to purchase from us and we agreed to sell to her 250,000 unregistered shares of Class D common stock for a purchase price of $8.02 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Ms. Vilardo. We could incur severance obligations under the terms of the employment agreement in the event that Ms. Vilardo’s employment is terminated.

Alfred C. Liggins, III Employment Agreement.    Effective as of April 9, 2001, we entered into an employment agreement with Mr. Liggins pursuant to which Mr. Liggins’ employment term will continue through April 8, 2005. Under the terms of the employment agreement, Mr. Liggins serves as our Chief Executive Officer and President, and received an annual base salary of $500,000 for 2001, which is subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. In connection with the employment agreement, Mr. Liggins agreed to purchase from us and we agreed to sell to him 1,500,000 unregistered shares of Class D common stock for a purchase price of

$14.07 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Liggins. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Liggins’ employment is terminated.

401(k) Plan

We adopted a defined contribution 401(k) savings and retirement plan effective August 1, 1994. Employees are eligible to participate after completing 90 days of service and attaining age 21. Participants may contribute up to 15% of their gross compensation, subject to certain limitations.

Stock Option Plan

On March 10, 1999, we adopted a stock option plan which was also ratified by our stockholders on March 10, 1999. The plan is designed to provide incentives relating to equity ownership to present and future executive, managerial and other key employees, directors and individuals who perform substantial work for Radio One and our subsidiaries as may be selected in the sole discretion of the committee that administers the plan. The plan was amended and restated by the board of directors on April 11, 2002 to incorporate all prior amendments and to increase the number of shares available under the plan. Our stockholders ratified the amended and restated plan on May 14, 2002. The plan, as amended and restated, provides for the granting to participants of stock options and restricted stock grants as the compensation committee of the board of directors, or such other committee of the board of directors as the board of directors may designate, deems to be consistent with the purpose of the plan.

An aggregate of 1,408,099 shares of Class A common stock (voting) and 5,816,198 shares of Class D common stock (non-voting) have been reserved for issuance under the plan. The plan affords Radio One latitude in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. As of December 31, 2002, we have granted options to purchase 280,402 shares of Class A common stock having a weighted average exercise price of $10.55 per share (and of those grants, options to purchase 141,065 shares remain outstanding) and 4,541,393 shares of Class D common stock, having a weighted average exercise price of $14.10 per share (and of those grants, options to purchase 3,880,571 shares remain outstanding).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Radio One has formed a compensation committee of the board of directors, and all of the directors serving on such committee are directors who are not employees of Radio One. The compensation committee is comprised of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. No member of our compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Mr. Jones is the President of Syndicated Communications, Inc. For a description of relationships between Radio One and Syndicated Communications, Inc. see “Certain Relationships and Related Transactions.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

ON EXECUTIVE COMPENSATION

The compensation committee reviews the performance of the executive officers of Radio One and reviews and approves their compensation, including stock option, salary and cash bonus amounts.

The compensation committee currently consists of three outside directors, Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong.

Compensation Policies and Philosophy

The financial success of Radio One is linked to the ability of its executive officers and managers to direct Radio One’s current operations, assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of Radio One. A major objective of Radio One’s compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of Radio One’s compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve Radio One’s financial goals and to align the interests of Radio One’s managers with the interests of Radio One’s stockholders.

In order to achieve the foregoing objectives, Radio One uses a combination of base salary, cash bonuses and stock options for purposes germane to the mutual success of Radio One and its executive officers.

In establishing the compensation levels for Radio One’s executive officers, the compensation committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the compensation committee evaluates Radio One’s performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of Radio One in meeting its financial objectives.

Components of Compensation

During 2002, we had employment agreements with Alfred C. Liggins, III, Linda J. Eckard Vilardo and Scott R. Royster. In setting base salaries for officers and employees, we consider the experience of the individual, the scope and complexity of the position, our size and growth rate and the compensation paid for comparable positions by other companies in the radio broadcast industry.

Executive officer cash bonuses (to the extent the executive officer is not already entitled to receive a bonus under their respective employment agreement) are used to provide executive officers with financial incentives to meet annual performance targets. Bonus recommendations for executive officers other than the Chief Executive Officer (“CEO”) are proposed by the CEO, reviewed and, when appropriate, revised and approved by the compensation committee. The compensation committee also establishes the bonus level for the CEO.

The compensation committee believes that equity ownership by the executive officers, managers, and other employees of Radio One provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. To promote our long-term objectives, stock awards are made to our executive officers, employees, non-employee directors and certain advisors and consultants who are in a position to contribute to our long-term success. Stock awards are made pursuant to the Radio One Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan in the form of stock options and restricted stock grants. Upon hiring executive officers, managers, and certain other key employees, the board of directors typically approves stock option or restricted stock grants under the stock option plan, subject to applicable vesting periods. Thereafter, the board of directors considers awarding additional grants, usually on an annual basis, under the stock option plan. The board of directors believes these additional annual grants provide incentives for executive officers, managers, and key employees to remain with Radio One. Options are granted at the current market price of Radio One’s common stock and, consequently, have value only if the price of Radio One’s common stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by either the compensation committee or by the board of directors. The board of directors establishes the size of the initial and periodic grants to the CEO and the other executive officers.

Compensation of the CEO

Pursuant to the terms of his employment agreement, Mr. Liggins was compensated with an annual base salary of $500,000 for 2001, which is subject to an annual increase of not less than 5% and annual bonuses based on the performance of Radio One. The compensation committee has established base compensation for the CEO at a level appropriate for the duties and scope of responsibilities of the position. The CEO’s compensation takes into account the same factors used to determine executive officer salaries, the salaries paid to chief executive officers of comparable broadcasting companies and the CEO’s leadership in setting and pursuing Radio One’s financial, operational and strategic objectives. The compensation committee reviews the performance of the CEO of Radio One, as well as other executive officers of Radio One annually.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), imposes limitations upon the federal income tax deductibility of compensation paid to our CEO and to each of our other four most highly compensated executive officers. Under these limitations, we may deduct up to $1,000,000 of compensation for such executive officer in any one year or may deduct all compensation, even if over $1,000,000, if we meet certain specified conditions (such as certain performance-based compensation that has been approved by stockholders). Based on our current compensation plans and policies, we believe that, for the near future, there is not a significant risk that we will lose any significant tax deduction for executive compensation. Our compensation plans and policies may be modified if our compensation committee and we determine that such an action is in the best interests of our stockholders.

Respectfully submitted,

Compensation Committee

Terry L. Jones

Brian W. McNeill

D. Geoffrey Armstrong

STOCK PERFORMANCE TABLE

The graphs below compare the cumulative total return on Radio One’s Class A common stock and Class D common stock with the Nasdaq Stock Market (U.S.) Index and a peer group of radio broadcasting companies (Clear Channel Communications, Inc., Cox Radio, Inc., Emmis Communications Corp., Entercom Communications Corp., and Hispanic Broadcasting Corporation) for the periods commencing on May 6, 1999, the first day of trading of our Class A common stock and June 6, 2000, the first day of trading of our Class D common stock, and each ending on December 31, 2002. The data set forth in the table pertaining to Radio One’s Class A common stock assumes the value of an investment in the Class A common stock and each Index was $100 on May 6, 1999. The data set forth in the table pertaining to Radio One’s Class D common stock assumes the value of an investment in the Class D common stock and each Index was $100 on June 6, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mableton Radio Station

Radio One has entered into a local management agreement with Mableton Investment Group, LLC (“MIG”) to provide programming and other managerial services through MIG to WAMJ-FM (formerly known as WAWE-FM), licensed to Mableton, Georgia, which is in the Atlanta, Georgia market. MIG in turn has a right to program the station through a time brokerage agreement with New Mableton Broadcasting Corporation (“NMBC”), licensee of the station. MIG also has a minority interest in NMBC and options to acquire all of the outstanding stock of NMBC. In February 2003, MIG filed an application with the FCC seeking authority to acquire a 51% voting interest in NMBC. That application remains pending before the FCC. Alfred C. Liggins, III, the Chief Executive Officer of Radio One, is the sole member of MIG and serves as its Manager. Syndicated Communications Venture Partners II, LP was the other member of MIG until February 2003. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, LP is also a member of Radio One’s board of directors. Radio One is paying a fee for the right to program the station, along with expenses incurred in operating the station, and will in turn share in the operating profit, if any, from operating the station with MIG. In addition, Radio One of Atlanta, LLC, the sole member of which is Radio One, leases space in its studio facilities in Atlanta to NMBC for the operation of the station. Radio One commenced the operation of WAMJ-FM under the local management agreement during August 2001. During 2002, Radio One paid an aggregate of approximately $152,000 under the local management agreement. We believe that the terms of this transaction are fair to Radio One.

Office Lease

We lease office space located at 100 St. Paul Street, Baltimore, Maryland from Chalrep Limited Partnership, a limited partnership controlled by Catherine L. Hughes and Alfred C. Liggins, III. The annual rent incurred for the office space during 2001 and 2002 was approximately $216,000, and is expected to increase upon the expiration of the lease in October 2003. The lease was amended on May 24, 2002 to increase the amount of square footage.

Music One, Inc.

Ms. Hughes and Mr. Liggins own a music company called Music One, Inc. We sometimes engage in promoting the recorded music product of Music One, Inc.

Transmitter Lease

Bell Broadcasting Company, a Radio One subsidiary, leases the transmitter site for WDMK-FM from American Signaling Corporation for approximately $74,000 per year. American Signaling Corporation is a wholly-owned subsidiary of Syndicated Communications Venture Partners II, L.P. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, L.P., is also a member of Radio One’s board of directors. We believe that the terms of this lease are not materially different than if the agreement were with an unaffiliated third party.

Executive Officers’ Loans

In 1998, we extended an unsecured loan to Mr. Liggins in the amount of $380,000, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2002, the aggregate outstanding principal and interest amount on this loan was approximately $486,000. The purpose of the loan was to repay a loan that Mr. Liggins obtained from NationsBank, Texas, N.A. in 1997 to purchase an additional interest in Radio One.

In 1999, Radio One of Atlanta, Inc. extended an unsecured loan to Ms. Sneed in the amount of $262,539, which bears interest at an annual rate of 5.56% and is evidenced by two demand promissory notes. As of December 31, 2002, the aggregate outstanding principal and interest amount on this loan was approximately $324,000. The purpose of this loan was to pay Ms. Sneed’s tax liability with respect to incentive grants of Radio One of Atlanta, Inc. stock received by Ms. Sneed.

In 1999, we extended an unsecured loan to Scott R. Royster in the amount of $87,564, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2002, the aggregate outstanding principal and interest amount on this loan was approximately $106,000. The purpose of this loan was to pay Mr. Royster’s tax liability with respect to a restricted stock grant.

In 2000, we agreed to extend an unsecured, interest free loan in the amount of $750,000 evidenced by a non-recourse promissory note due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster’s employment. In January 2002, Mr. Royster exercised his right to receive this loan.

In 2000, we extended an unsecured loan to Ms. Hughes in the amount of $100,000, which bears interest at an annual rate of 5.73% and is evidenced by a demand promissory note. The note was paid in full in September 2002.

In the past, as part of our compensation strategy, we made loans to certain executive officers to allow them to purchase our common stock. Such loans were made to Mr. Royster and Ms. Vilardo in 2000, and to Mr. Liggins in 2001. These loans were approved by our board of directors, bear interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, are evidenced by full recourse promissory notes and are due upon the earlier of the due date below or within 60 days of the termination of the executive’s employment. As of December 31, 2002, the following information was applicable to the loans:

Borrower	Loan Amount	Principal and Interest Outstanding	Due Date	Shares Purchased	Purchase Price
Scott R. Royster	$7,000,000	$7,875,000	10/18/10	1.0 million	$7.00
Linda J. Eckard Vilardo	2,005,000	2,227,000	10/31/08	.25 million	8.02
Alfred C. Liggins, III	21,105,000	23,242,000	04/08/05	1.5 million	14.07

PROPOSAL 3—RATIFICATION OF INDEPENDENT AUDITORS

Our financial statements for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors. The board of directors has appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2003. Although not required by the bylaws or other applicable legal requirements, the board of directors, in the interest of accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Ernst & Young LLP to be the independent auditors of Radio One for the fiscal year 2003, and to perform such other services as may be requested.

Whether the selection of Ernst & Young LLP is ratified or not by our stockholders at the annual meeting, the board in its discretion nevertheless may select and appoint a different independent auditor at any time. In all cases, the board of directors will make any determination as to the selection of Radio One’s independent auditors in light of the best interests of Radio One and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.

Change in Independent Auditors

On May 30, 2002, we dismissed Arthur Andersen LLP (“Arthur Andersen”) as our independent auditors and named Ernst & Young LLP as our new independent auditors in accordance with a recommendation of the audit committee of our board of directors. Arthur Andersen previously audited our consolidated financial statements for the years ended December 31, 2000 and 2001. The reports of Arthur Andersen on our consolidated financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the same period, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Audit Fees

Ernst & Young LLP billed Radio One an aggregate of $174,900 in fees for professional services rendered in connection with the audit of Radio One’s financial statements for the fiscal year ended December 31, 2002, and for reviews of the financial statements included in each of Radio One’s quarterly reports on Form 10-Q for that year.

Prior to their dismissal, Arthur Andersen billed Radio One an aggregate of $14,500 in connection with reviews of financial statements included in Radio One’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not perform or bill Radio One for professional services during the fiscal year ended December 31, 2002 in connection with the design and implementation of financial information systems.

All Other Fees

Ernst & Young LLP billed Radio One an aggregate of $11,968 in fees for other services rendered to Radio One for the fiscal year ended December 31, 2002. The audit committee has concluded that the provision of such services to Radio One is compatible with maintaining Ernst & Young LLP’s independence.

Prior to their dismissal, Arthur Andersen billed Radio One an aggregate of $219,458 in fees for other services rendered to Radio One for the fiscal year ended December 31, 2002, primarily related to SEC filings, tax compliance and consulting. The audit committee had concluded that the provision of such services to Radio One was compatible with maintaining Arthur Andersen’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION

OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

FOR THE YEAR ENDING DECEMBER 31, 2003.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In order for shareholder proposals to be included in the proxy statement for the 2004 annual meeting, we must receive them no later than December 26, 2003. To be considered for inclusion in our proxy statement for that meeting, shareholder proposals must be in compliance with Rule 14a-8 under the Exchange Act. They must also be submitted in writing by notice delivered to the Assistant Secretary, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706.

If we have not received notice on or before March 10, 2004 of any matter a stockholder intends to propose for a vote at the 2004 annual meeting, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder.

OTHER BUSINESS

At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Linda J. Eckard Vilardo

Assistant Secretary

FORM OF PROXY

RADIO ONE, INC.

5900 Princess Garden Parkway

Lanham, Maryland 20706

This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on June 5, 2003.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Radio One, Inc. (the “Company”) and the accompanying Proxy Statement. The undersigned holder of Class A and/or Class B common stock hereby appoints Scott R. Royster and Linda J. Eckard Vilardo, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote as specified in this proxy all of the shares of Class A and/or Class B common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 5, 2003, and at any adjournments or postponements thereof.

With respect to such other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the proxies named above are authorized to vote upon those matters in their discretion. The undersigned Stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign, date and return this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”  PROPOSALS 1, 2 AND 3.

SEE REVERSE SIDE

Please mark your vote as in this example: [X]

When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR the proposal below.

1.  Election of Class A Directors

FOR  [ ]    WITHHOLD AUTHORITY  [ ]

Nominees:  Brian W. McNeill and Terry L. Jones. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write that nominee’s name in the space provided below.)

2.  Election of Other Directors

FOR  [ ]    WITHHOLD AUTHORITY  [ ]

Nominees: Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write that nominee’s name in the space provided below.)

3. Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 2003.

FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held June 5, 2003 and the Proxy Statement dated April 25, 2003.

DATE	SIGNATURE(S)